Nationwide

APPLICATION FOR LIFE INSURANCE

☐ Nationwide Life Insurance Company • ☐ Nationwide Life and Annuity Insurance Company

Corporate Insurance Markets, 1-11-401 • One Nationwide Plaza, Columbus, Ohio 43215-2220 • 1-877-351-8808

PART I – SECTION A *(COMPLETE IN ALL CASES)*

Section 1 EMPLOYER INFORMATION

Employer Name: ______________________ Tax I.D. No.: ______________

Street Address: ______________________ City: __________ State: _____ Zip Code: ________

Section 2 INSURED

Insured Name *(First, Middle, Last)*: ______________________________

Home Telephone: (_____)______________ Business Telephone: (____)________________

Sex: ☐ M ☐ F Age:__________ Date of Birth: ____________ MM/DD/YYYY

Birth Place: ______________________ Social Security No.: ____________________

Street Address: ______________________ City: __________ State: _____ Zip Code: ________

Occupation: ______________________ Most recent hire date: ____________ County: ________

Your work location address (including zip code): ______________________________

Driver's license no. and issue state: ______________________________

Section 3 OWNER *(Complete if other than Employer)*

Name: ______________________ Tax I.D. No.: ______________

Street Address: ______________________ City: __________ State: _____ Zip Code: ________

Section 4 BENEFICIARY *(Complete if other than Employer)*

Name: ______________________ Relationship: ______________

Social Security No.: ______________________

Section 5 NAME AND ADDRESS FOR MAIL *(Correspondence/Statements/Notices/Confirmations)*

Name: ______________________ Tax I.D. No.: ______________

Street Address: ______________________ City: __________ State: _____ Zip Code: ________

Section 6 PLAN AND SPECIFIED AMOUNT

FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE

A. Product Name______________________________

B. Non-Rider Specified Amount $______________

C. Supplemental Insurance Rider (SIR) Specified Amount

(Enter a Specified Amount only if electing SIR in Section 7) $______________

D. Total Specified Amount $______________

E. Death Benefit Option (If no option is selected, Option 1 is elected)

☐ **Option 1** Death Benefit equals Specified Amount

☐ **Option 2** Death Benefit equals Specified Amount plus Cash Value

☐ **Option 3** Death Benefit equals Specified Amount plus Accumulated Premiums (Initial election of Option 3 is irrevocable)

COMPONENT PERCENTAGES

(For Next Generation CVUL Only)

A. Component A ___________%

B. Component B ___________%

C. Component C ___________%

D. Component D ___________%

Total (must equal 100%)_______%

The percentages entered above will impact the charges on your policy/certificate.

Section 7 ENHANCEMENT BENEFIT

Schedule A ______________________ Schedule B ______________________

Must Equal 100%

Section 8 OPTIONAL BENEFIT RIDERS

☐ Change of Insured Rider ☐ Other______________________

☐ Supplemental Insurance Rider (SIR) (If elected enter Specified Amount in Section 6C.)

Section 9 PREMIUM TEST

☐ Guideline Premium Test ☐ Cash Value Accumulation Test

Section 10 PLANNED PREMIUM *(check one only)*

☐ Annual $________________________ ☐ Other $________________________

☐ Semi-Annual $________________________ ☐ Single Premium $________________________

☐ Quarterly $________________________

Section 11 MEC STATUS

☐ MEC ☐ Non-MEC

Section 12 SPECIAL POLICY DATE REQUESTED

__________/__________/__________

Section 13 QUESTIONS ABOUT INSURED

	YES	NO
A. 1. Are you actively at work full time at least 30 hours or more per week, at your usual place of employment and physically performing all your customary duties of your regular occupation? **(If "No", give details below.)**	☐	☐
2. During the past three months, have you been hospitalized or otherwise absent from work due to any illness or injury for a total of four or more days? **(If "Yes", give reason for absence and details below.)**	☐	☐
3. Are you a U.S. citizen or have a permanent U.S. resident status and currently residing in the U.S.? **(If "No", give details below --- including visa type, country of citizenship, and plans to become a U.S. citizen.)**	☐	☐
B. Have you used tobacco or nicotine in any form within the past 12 months? **(If "Yes", please provide details as to types, amounts (i.e., units per week/month), and date last used.)**	☐	☐
C. Will the insurance applied for replace existing Life Insurance or Annuities on any person here proposed for insurance? **(If "Yes", give details below.)**	☐	☐

Details: ____

____

Section 14 TAXPAYER IDENTIFICATION NUMBER

TAXPAYER IDENTIFICATION NUMBER **Certification—Under penalties of perjury,** I certify that the number indicated is my correct Taxpayer Identification Number (or am waiting for a number to be issued to me). Under the Interest and Dividend Compliance Act of 1983, persons owning insurance are required to provide the Company with certification that their taxpayer identification number is correct. (For most individuals, this is their Social Security Number.) If you do not provide us with certification of this number, you may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, we will be required to withhold a percentage (the current rate on IRS rulings) from interest and other payments we make to you (known as backup withholding). It is not an additional tax, since the amount withheld will be applied against the tax you owe. If withholding results in an overpayment of taxes, a refund may be obtained.

☐ Check this box if the Internal Revenue Service has notified you that you are <u>not</u> subject to the provisions of this law.

Otherwise, your signature on this application is certification that the taxpayer identification number on this application is true, correct, and complete.

Section 15 FRAUD STATEMENTS

ALABAMA, IDAHO, INDIANA, MISSISSIPPI, NEVADA, SOUTH DAKOTA and VIRGIN ISLANDS only: Any person who submits an application or a claim containing a false or deceptive statement, and does so with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, may be guilty of insurance fraud.

DISTRICT OF COLUMBIA only: WARNING: IT IS A CRIME TO PROVIDE FALSE OR MISLEADING INFORMATION TO AN INSURER FOR THE PURPOSE OF DEFRAUDING THE INSURER OR ANY OTHER PERSON. PENALTIES INCLUDE IMPRISONMENT AND/OR FINES. IN ADDITION, AN INSURER MAY DENY INSURANCE BENEFITS IF FALSE INFORMATION MATERIALLY RELATED TO A CLAIM WAS PROVIDED BY THE APPLICANT.

TENNESSEE only: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

Section 16 AGREEMENT, AUTHORIZATION, AND SIGNATURES

I have read this application. I understand each of the questions. All of the answers and statements on this form are complete and true to the best of my knowledge and belief. I understand and agree that:

This application and any amendments to it, will become a part of the Policy/Certificate. They are the basis of any insurance issued upon this application.

I have read the above questions and answers and declare that they are complete and true to the best of my knowledge and belief. I also agree that no Agent/Representative of the Company shall: have the authority to waive a complete answer to any question in this Application; transfer insurability; make or alter any contract; or, waive any of the Company's other rights or requirements. I further agree that no insurance shall take effect unless and until the Policy/Certificate has been delivered to and accepted by the Owner; and, the initial premium is paid during the lifetime and prior to any change in insurability of the Proposed Insureds.

In those states where written consent is required by statute or State Insurance Department regulation, amendments as to plan, amount, age at issue, classification, or benefits will be made only with the Owner's written consent.

I agree that such coverage may continue after I terminate my employment relationship with my Employer.

Signed at ______________________________ on ____________________, __________
City State Month Day Year

______________________________ ______________________________
Signature of Proposed Insured Signature of Authorized Officer (Owner)

______________________________ ______________________________
Signature of Agent/Registered Representative Print Name and Title of Authorized Officer

PART I – SECTION B *(COMPLETE FOR SIMPLIFIED ISSUE)*

Section 17 PERSONAL AND MEDICAL INFORMATION

(For each "Yes" answer check the appropriate item and provide details in Section 18.)

Insured Name *(First, Middle, Last)*______________________________ Date of Birth____________________
MM/DD/YYYY

A. Height:______________ Weight:______________

B. Name, address, and phone number of Personal Physician:______________________________

____

Date last consulted, reason and results:______________________________

____

C. List any medication you are currently using:______________________________

D. To the best of your knowledge and belief, in the past 10 years, have you consulted a licensed health care provider for, been treated for, taken medication for, or been diagnosed as having: **YES NO**

1. Elevated blood pressure, or any disorder of the heart or blood vessels; tumor or cancer; diabetes; stroke; or any disorder of the lungs, kidneys; gastrointestinal, or urinary systems? **(If "Yes", give details in Section 18.)** .... ☐ ☐
2. Alcoholism, narcotic addiction, drug use, hallucination, depression or anxiety? **(If "Yes", give details in Section 18.)** .... ☐ ☐
3. AIDS (Acquired Immune Deficiency Syndrome), or any other AIDS-related condition, or received a positive result of an HIV (Human Immunodeficiency Virus) test? **(If "Yes", give details in Section 18.)** .... ☐ ☐

E. In the past 3 years:

1. Have you engaged in, or do you intend to engage in: flying as a pilot, student pilot, or crew member; organized racing of an automobile, motorcycle, or any type of motor-powered vehicle, scuba diving, mountain climbing, hang gliding, parachuting, sky diving, bungee jumping or any type of body-contact or life-threatening sport? **(If "Yes", complete an Aviation/Hazardous Activities Questionnaire.)** .... ☐ ☐
2. Have you had your driver's license suspended or revoked; or been convicted of driving while impaired or intoxicated, or been convicted in the past 3 years of more than one moving violation? **(If "Yes", give details in Section 18.)** .... ☐ ☐
3. Have you had any application for Life or Health Insurance (or for reinstatement for Life or Health Insurance) declined, postponed, rated-up or limited? **(If "Yes", give details in Section 18.)** .... ☐ ☐

Section 18 DETAILS OF PERSONAL AND MEDICAL HISTORY

Question No. & Letter	Dates	Details (Be specific. Give full names, addresses and telephone numbers (if available) of physicians, hospitals, etc.)

Section 19 AGREEMENT, AUTHORIZATION AND SIGNATURES

I have received the pre-notice form of the Fair Credit Reporting Act of 1970 and the Medical Information Bureau disclosure form. I certify that the Social Security Number given is correct and complete.

All the statements and answers above are complete and true to the best of my knowledge and belief, whether written by my own hand or not; and I agree that they are to be the basis for any insurance issued hereon.

I authorize: any licensed physician or medical practitioner; any hospital, clinic or other medical or medically related facility; any insurance company; the Medical Information Bureau; or any other organization, institution or person who has knowledge of me; to give that information to the Medical Director of the Nationwide Life Insurance Company/Nationwide Life and Annuity Insurance Company, or its reinsurers. This authorization, or a copy of it, will be valid for a period of not more than two and one-half years (30 months) from the date it was signed.

______________________________ ______________________________

Month Day Year Signature of Proposed Insured

I have truly and accurately recorded all Proposed Insured's answers on this application and have witnessed his/her/their signature(s) hereon.

To the best of my knowledge, the insurance applied for ☐ **will** ☐ **will not** (check one) replace any life insurance or annuity.

______________________________ ______________________________

Signature of Registered Representative Print Name of Registered Representative

______________________________ ______________________________

Firm License ID No.

PART I – SECTION C *(COMPLETE FOR MEDICAL ISSUE)*

Section 17 PERSONAL INFORMATION

Insured Name *(First, Middle, Last)*:______________________ Date of Birth:______________ MM/DD/YYYY

Total Amount of Life Insurance:______________________

A. In force:______________ B. Pending with other companies:______________

(For each "Yes" answer check the appropriate item and provide details in Section 19.) **YES NO**

C. Have you ever had any application for Life or Health Insurance (or for reinstatement for Life or Health Insurance) declined, postponed, rated-up or limited? **(If "Yes", give details in Section 19.)** ☐ ☐

D. To the best of your knowledge, do you have a parent or sibling who died from cancer or cardiovascular disease prior to age 60? **(If "Yes", provide relationship to Proposed Insured(s), age at death and cause of death, and if cancer, provide type in Section 19.)** ☐ ☐

E. Have you ever had your driver's license suspended or revoked; or been convicted of driving while impaired or intoxicated, or been convicted in the past 3 years of more than one moving violation? **(If "Yes", provide details, driver's license # and state of issue in Section 19.)** ☐ ☐

F. In the past 3 years have you engaged in, or do you intend to engage in: flying as a pilot, student pilot, or crew member; organized racing of an automobile, motorcycle, or any type of motor-powered vehicle, scuba diving, mountain climbing, hang gliding, parachuting, sky diving, bungee jumping or any type of body-contact or life-threatening sport? **(If "Yes", complete an Aviation/Hazardous Activities Questionnaire.)** ☐ ☐

G. Do you plan to travel or reside outside of the United States or Canada? **(If "Yes", give details in Section 19.)** ☐ ☐

Not required if Nationwide paramed or exam form is being completed.

Section 18 MEDICAL QUESTIONS AND INFORMATION

(For each "Yes" answer check the appropriate item and provide details in Section 19.)

A. Height:______________ Weight:______________

B. Name, address, and phone number of Personal Physician:______________________

____

Date last consulted, reason and results:______________________

____

C. List any medication you are currently using:______________________

D. To the best of your knowledge and belief, in the past 10 years has anyone here proposed for insurance consulted a licensed health care provider for, been treated for, taken medication for, or been diagnosed as having: **YES NO**

1. AIDS (Acquired Immune Deficiency Syndrome), or any other AIDS-related condition, or received a positive result of an HIV (Human Immunodeficiency Virus) test? ☐ ☐
2. Heart disease including heart attack, angina, or other chest pain, high blood pressure, shortness of breath, palpitations, heart murmur, phlebitis, or any other disorder of the heart or blood vessels? ☐ ☐
3. Headaches, seizures, epilepsy, stroke, Alzheimer's disease, dementia, Parkinson's disease, multiple sclerosis, or any other brain or nervous disorder? ☐ ☐
4. Depression, neurosis, affective disorder, psychosis, or any other mental or emotional disorder? ☐ ☐
5. Asthma, emphysema, chronic bronchitis, tuberculosis, or any other disease of the lungs or respiratory system? ☐ ☐
6. Colitis, ulcer, persistent diarrhea, rectal bleeding, or any other disease or disorder of the esophagus or digestive tract? ☐ ☐
7. Sugar, protein or blood in the urine, kidney stones, sexually transmitted disease, or any other disease or disorder of the kidneys, bladder, prostate, breast, urinary tract or reproductive system? ☐ ☐
8. Diabetes, hepatitis, cirrhosis or any other disease of the liver, pancreas, or thyroid? ☐ ☐
9. Cancer, or any malignant or benign tumor or cyst, or any chronic disease of the skin or lymph glands? ☐ ☐
10. Arthritis, rheumatoid arthritis, osteoporosis; or any paralysis or chronic back or muscle condition? ☐ ☐
11. Alcoholism, narcotic addiction, drug use, or hallucinations? ☐ ☐
12. Any disease or disorder of the eyes, ears, nose or throat? ☐ ☐

E. To the best of your knowledge and belief, in the past 5 years, has anyone here proposed for insurance:

1. Consulted, or been examined or treated by any physician, chiropractor, psychologist or other health care practitioner or by any hospital, clinic, or other health care facility not already disclosed on this application? ☐ ☐
   (If it was for a "check up", annual physical, employment physical, etc., so state and give findings and results in Section 19.)
2. Had any disease, disorder, injury, or operation not already disclosed on this application? ☐ ☐
3. Had any x-rays, electrocardiograms, or other medical tests for reasons not already disclosed on this application? ☐ ☐
4. Been medically advised to have any surgery, hospitalization, treatment or test that was not completed or results that you have not received? ☐ ☐

Section 19 DETAILS OF PERSONAL AND MEDICAL HISTORY

Question No. & Letter	Dates	Details (Be specific. Give full names, addresses and telephone numbers (if available) of physicians, hospitals, etc.)

Section 20 AGREEMENT, AUTHORIZATION AND SIGNATURES

I have received the pre-notice form of the Fair Credit Reporting Act of 1970 and the Medical Information Bureau disclosure form. I certify that the Social Security Number given is correct and complete.

All the statements and answers on the paramed exam form are complete and true to the best of my knowledge and belief, whether written by my own hand or not; and I agree that they are to be the basis for any insurance issued hereon.

I authorize: any licensed physician or medical practitioner; any hospital, clinic or other medical or medically related facility; any insurance company; the Medical Information Bureau; or any other organization, institution or person who has knowledge of me; to give that information to the Medical Director of the Nationwide Life Insurance Company/Nationwide Life and Annuity Insurance Company, or its reinsurers. This authorization, or a copy of it, will be valid for a period of not more than two and one-half years (30 months) from the date it was signed.

____________________ ____________________

Month Day Year Signature of Proposed Insured

I have truly and accurately recorded all Proposed Insured's answers on this application and have witnessed his/her/their signature(s) hereon.

To the best of my knowledge, the insurance applied for ☐ **will** ☐ **will not** (check one) replace any life insurance or annuity.

____________________ ____________________

Signature of Registered Representative Print Name of Registered Representative

____________________ ____________________

Firm License ID No.

IMPORTANT NOTICE

DETACH AND GIVE TO PROPOSED INSURED

PRE-NOTICE OF PROCEDURES AS REQUIRED BY THE FAIR CREDIT REPORTING ACT OF 1970

This notice is to inform you that as part of our normal underwriting procedures in connection with an application for insurance:

An investigative consumer report may be made for amounts over $5,000,000 whereby information is obtained through personal interviews with you, your employer and your financial advisor or accountant. This inquiry will include personal and financial information except as related directly or indirectly to your sexual orientation, with respect to you, members of your family, and others having an interest in or closely connected with the insurance transaction; and upon your written request, made within a reasonable time after you receive this notice, additional information as to the nature and scope of the investigation, if one is made, will be provided. Requests for additional information should be addressed to Nationwide Life Insurance Company/Nationwide Life and Annuity Insurance Company, Corporate Insurance Markets, One Nationwide Plaza, 1-11-401, Columbus, Ohio 43215-2220.

MEDICAL INFORMATION BUREAU DISCLOSURE NOTICE

Information regarding your insurability will be treated as confidential. Nationwide Life Insurance Company/Nationwide Life and Annuity Insurance Company, or its reinsurer(s) may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of the Bureau's information office is 50 Braintree Hill, Suite 400, Braintree, Massachusetts 02184-8734, telephone number 866-692-6901 (TTY 866-346-3642). The web address of the Bureau's information office is www.mib.com.

Nationwide Life Insurance Company/Nationwide Life and Annuity Insurance Company, or its reinsurer(s) may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

VARIABLE LIFE FUND SUPPLEMENT TO APPLICATION FOR LIFE INSURANCE

Nationwide

Nationwide Life Insurance Company • Corporate Insurance Markets, 1-11-401
• One Nationwide Plaza, Columbus, Ohio 43215-2220 • 1-877-351-8808

Section 1 CORPORATION

Corporation Name: ____________________

Section 2 OWNER

Owner Name: ____________________

Section 3 IMPORTANT NOTICE

I UNDERSTAND THAT THE DEATH BENEFIT UNDER A VARIABLE LIFE INSURANCE POLICY MAY INCREASE OR DECREASE, DEPENDING ON THE INVESTMENT RETURN OF THE SUB-ACCOUNT(S) I SELECT. REGARDLESS OF INVESTMENT RETURN, THE DEATH BENEFIT CAN NEVER BE LESS THAN THE SPECIFIED AMOUNT, AS LONG AS THE POLICY IS IN FORCE. THE CONTRACT VALUE MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THE INVESTMENT RETURN FOR THE POLICY. NO MINIMUM CONTRACT VALUE IS GUARANTEED. ON REQUEST, WE WILL FURNISH ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS AND CONTRACT VALUES FOR A VARIABLE LIFE INSURANCE POLICY AND A FIXED LIFE INSURANCE POLICY FOR THE SAME PREMIUM.

Section 4 SUITABILITY

		Yes	No
A.	Do you understand that the Death Benefit and Surrender Value may increase or decrease depending on the investment experience of the Variable Account?....................	☐	☐
B.	Do you believe that this Policy will meet your insurance needs and financial objectives?....................	☐	☐
C.	Have you received a current copy of the prospectus?....................	☐	☐

Section 5 ALLOCATIONS

FOR CONTRACTS ISSUED IN STATES WHICH REQUIRE A RETURN OF PREMIUM TO A POLICY OWNER EXERCISING THE SHORT TERM RIGHT TO CANCEL; NET PREMIUMS WILL BE ALLOCATED TO THE NATIONWIDE NVIT MONEY MARKET FUND OR TO THE FIXED ACCOUNT IF SELECTED UNTIL THE END OF THE RIGHT TO CANCEL PERIOD. AT THE END OF THIS PERIOD, YOUR CONTRACT VALUE WILL BE ALLOCATED TO THE SUB-ACCOUNTS INDICATED BELOW. FOR STATES REQUIRING A RETURN OF CASH VALUE, YOUR NET PREMIUM WILL BE ALLOCATED TO THE SUB-ACCOUNTS AT THE BEGINNING OF THE SHORT TERM RIGHT TO CANCEL PERIOD. YOUR SELECTIONS MUST TOTAL 100%. THESE PERCENTAGES WILL APPLY IN FUTURE YEARS BUT MAY BE CHANGED AT ANY TIME BY THE POLICY OWNER. (IF NO ALLOCATION INDICATED, MONEY MARKET WILL BE AUTOMATICALLY SELECTED.)

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC. *(Class A)*
- ____% Growth & Income Port.
- ____% International Value Port.
- ____% Small/Mid Cap Value Port.

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. *(Class I)*
- ____% VP Mid Cap Value Fund
- ____% VP Value Fund
- ____% VP Vista Fund

AMERICAN FUNDS INSURANCE SERIES *(Class 2 Shares)*
- ____ % Asset Allocation Fund
- ____ % Bond Fund
- ____ % Global Small Capitalization Fund
- ____ % Growth Fund

BLACKROCK VARIABLE SERIES FUNDS, INC. *(Class II)*
- ____% Large Cap Core V.I. Fund

DAVIS VARIABLE ACCOUNT FUND, INC.
- ____% Value Port.

DREYFUS *(Initial Shares)*
- ____% Small Cap Stock Index Port. – Service Shares
- ____% Stock Index Fund, Inc.
- ____% VIF Appreciation Port.
- ____% VIF International Value Port.

DWS VARIABLE SERIES II *(Class B)*
- ____% Dreman Small Mid Cap Value VIP
- ____% Dreman Strategic Value VIP

FEDERATED INSURANCE SERIES *(Primary Shares)*
- ____ % Quality Bond Fund II

FIDELITY VARIABLE INSURANCE PRODUCTS FUND *(Service Class)*
- ____ % VIP Equity-Income Port.
- ____ % VIP Freedom Fund 2015 Port.
- ____ % VIP Freedom Fund 2020 Port.
- ____ % VIP Freedom Fund 2025 Port.
- ____ % VIP Freedom Fund 2030 Port.
- ____ % VIP Freedom Fund 2040 Port.
- ____ % VIP Growth Port.
- ____ % VIP Investment Grade Bond Port.
- ____ % VIP Mid Cap Port.

If you have any questions, please contact your New Business Coordinator at 1-877-351-8808

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST *(Class II)*

____ % Franklin Small Cap Value Securities Fund

____ % Templeton Global Bond Securities Fund

INVESCO VAN KAMPEN VARIABLE INSURANCE FUND

____ % Growth and Income Fund Series I

INVESCO VARIABLE INSURANCE FUNDS *(Series I)*

____ % Capital Development Fund

____ % High Yield Fund

____ % International Growth Fund

____ % Mid Cap Core Equity Fund

IVY FUNDS VARIABLE INSURANCE PORTFOLIOS, INC.

____ % Asset Strategy

____ % Growth

____ % Real Estate Securities

____ % Science & Technology

JANUS ASPEN SERIES *(Service Shares)*

____ % Balanced Port.

____ % Forty Port.

____ % Global Technology Port.

____ % Overseas Port.

____ % Perkins Mid Cap Value Port.

LAZARD RETIREMENT SERIES, INC. *(Service Shares)*

____ % Retirement Emerging Markets Equity Port.

LEGG MASON PARTNERS VARIABLE EQUITY TRUST *(Class I)*

____ % ClearBridge Variable Small Cap Growth Port.

LINCOLN VARIABLE INSURANCE PRODUCTS TRUST *(Service Class)*

____ % Baron Growth Opportunities Fund

LORD ABBETT SERIES FUND INC. *(Class VC)*

____ % Mid Cap Value Port.

MFS® VARIABLE INSURANCE TRUST *(Service Class)*

___ % Research International Series

___ % Value Series

MFS® VARIABLE INSURANCE TRUST II *(Service Class)*

___ % International Value Port.

NATIONWIDE NVIT INVESTOR DESTINATIONS *(Class II)*

____ % Aggressive Fund

____ % Conservative Fund

____ % Moderate Fund

____ % Moderately Aggressive Fund

____ % Moderately Conservative Fund

NATIONWIDE VARIABLE INSURANCE TRUST (NVIT) *(Class I)*

____ % Federated NVIT High Income Bond Fund

____ % Gartmore NVIT International Equity Fund

____ % Gartmore NVIT Worldwide Leaders Fund

____ % NVIT Cardinal℠ Aggressive Fund

____ % NVIT Cardinal℠ Balanced Fund

____ % NVIT Cardinal℠ Capital Appreciation Fund

____ % NVIT Cardinal℠ Conservative Fund

____ % NVIT Cardinal℠ Moderate Fund

____ % NVIT Cardinal℠ Moderately Aggressive Fund

____ % NVIT Cardinal℠ Moderately Conservative Fund

____ % NVIT Emerging Markets Fund

____ % NVIT Government Bond Fund

____ % NVIT International Index Fund – Class II

____ % NVIT Mid Cap Index Fund

____ % NVIT Money Market Fund – Class V

____ % NVIT Multi-Manager Large Cap Growth Fund

____ % NVIT Multi-Manager Large Cap Value Fund

____ % NVIT Multi-Manager Mid Cap Growth Fund

____ % NVIT Multi-Manager Mid Cap Value Fund

____ % NVIT Multi-Manager Small Cap Growth Fund

____ % NVIT Multi-Manager Small Cap Value Fund

____ % NVIT Multi-Manager Small Company Fund

____ % NVIT Multi Sector Bond Fund

____ % NVIT Nationwide® Fund

____ % NVIT Real Estate Fund

____ % NVIT Short Term Bond Fund

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST *(I Class)*

____ % AMT Partners Port.

____ % AMT Regency Port.

OPPENHEIMER VARIABLE ACCOUNT FUNDS *(Non-Service Shares)*

____ % Capital Appreciation Fund/VA

____ % Global Securities Fund/VA

PIMCO VARIABLE INSURANCE TRUST *(Administrative Share Class)*

____ % All Asset Port.

____ % Foreign Bond Port. (unhedged)

____ % Long-Term U.S. Government Port.

____ % Low Duration Port.

____ % Real Return Port.

____ % Total Return Port.

PIONEER VARIABLE CONTRACTS TRUST *(Class I)*

____ % Emerging Markets VCT Port.

____ % High Yield VCT Port.

PUTNAM VARIABLE TRUST *(Class IB)*

____ % Small Cap Value Fund

ROYCE CAPITAL FUND *(Investment Class)*

____ % Micro-Cap Port.

T. ROWE PRICE EQUITY SERIES, INC.

____ % Equity Income Port. - Class II

____ % New America Growth Port.

____ % Personal Strategy Balanced Port.

____ % Limited Term Bond Port.

THE UNIVERSAL INSTITUTIONAL FUNDS, INC. *(Class I)*

____ % Capital Growth Port.

____ % Emerging Markets Debt Port.

____ % Global Real Estate Port.

____ % Mid Cap Growth Port.

VAN ECK VIP *(Initial Class)*

____ % Global Hard Assets Fund

WELLS FARGO ADVANTAGE FUNDS® VARIABLE TRUST

____ % Discovery Fund

____ % Small Cap Growth Fund

NATIONWIDE LIFE INSURANCE CO.

____ % Fixed Account

Signed at________________________________ on ______________________, ____________

City and State — Month — Day — Year

________________________________ ________________________________

Signature of Registered Representative — Signature of Owner (Authorized Officer/Trustee)

If you have any questions, please contact your New Business Coordinator at 1-877-351-8808